HEI Exhibit 21

Hawaiian Electric Industries, Inc.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all direct and indirect subsidiaries of the registrant as of February 18, 2011. The state/place of incorporation or organization is noted in parentheses and subsidiaries of intermediate parent companies are designated by indentations.

Hawaiian Electric Company, Inc. (Hawaii)
Maui Electric Company, Limited (Hawaii)
Hawaii Electric Light Company, Inc. (Hawaii)
Renewable Hawaii, Inc. (Hawaii)
Uluwehiokama Biofuels Corp. (Hawaii)
HECO Capital Trust III (Delaware)
American Savings Holdings, Inc. (Hawaii)
American Savings Bank, F.S.B. (federally chartered)
American Savings Investment Services Corp. (Hawaii) (dissolved in 2010)
Bishop Insurance Agency of Hawaii, Inc. (Hawaii) (dissolved in 2010)
Pacific Energy Conservation Services, Inc. (Hawaii)
HEI Properties, Inc. (Hawaii)
Hawaiian Electric Industries Capital Trust II (a statutory trust) (Delaware) (potential financing entity)
Hawaiian Electric Industries Capital Trust III (a statutory trust) (Delaware) (potential financing entity)
The Old Oahu Tug Service, Inc. (Hawaii)